Capital Bancorp Declares Quarterly Cash Dividend of $0.05 per Share

January 26, 2022 - Capital Bancorp, Inc. (NASDAQ: CBNK) (“Company”), the holding company of Capital Bank (“Bank”), announced today that its Board of Directors has declared a cash dividend on its common stock of $0.05 per share. The dividend is payable on February 23, 2022 to shareholders of record as of February 8, 2022.

ABOUT CAPITAL BANCORP, INC.

Capital Bancorp, Inc., Rockville, Maryland is a registered bank holding company incorporated under the laws of Maryland. The Company’s wholly-owned subsidiary, Capital Bank, N.A., is the fourth largest bank headquartered in Maryland at December 31, 2021. Capital Bancorp has been providing financial services since 1999 and now operates bank branches in five locations in the greater Washington, D.C. and Baltimore, Maryland markets. Capital Bancorp had assets of approximately $2.2 billion at December 31, 2021 and its common stock is traded in the NASDAQ Global Market under the symbol “CBNK.” More information can be found at the Company's website www.CapitalBankMD.com under its investor relations page.

FINANCIAL CONTACT: Alan Jackson (240) 283-0402

MEDIA CONTACT: Ed Barry (240) 283-1912